Exhibit 99.1

Icahn Enterprises L.P. Completes Sale of

American Railcar Industries Inc.

NEW YORK, NEW YORK, December 5, 2018 -- Icahn Enterprises L.P. (NASDAQ: IEP) today announced that it completed the sale of American Railcar Industries Inc. (Nasdaq: ARII) at a value of approximately $1.75 billion, or $70 per share.

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “We are very pleased to close this transaction. Icahn Enterprises first acquired an interest in American Railcar Industries in 2010. Since that time, Icahn Enterprises has deployed our modus operandi, by which we seek to nurture, guide and improve the condition and operations of the companies we control and influence. Our ARI investment is an excellent example the effectiveness of our investment philosophy. In fact, IEP’s investment in ARI generated a total return of 423%, or a profit of approximately $757.2 million. This is a great result for IEP unitholders, as well as all ARI shareholders.”

About Icahn Enterprises L.P.

Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:
Investor Contact:

SungHwan Cho

Chief Financial Officer

(212) 702-4300